As of May 22, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Power of Attorney

Ladies and Gentlemen:

The undersigned hereby authorizes each of William L. Horton, Jr.,

Beth A. Sasfai, Mary Louise Weber, Brandon N. Egren and

Veronica C. Glennon to execute and file, on behalf of the

undersigned, any and all reports regarding transactions

in the equity securities of Verizon Communications Inc. pursuant to

Section 16 of the Securities Exchange Act of 1934, as amended.  This authority will remain in full force and effect until further written notice.

            /s/ Hans Erik Vestberg

             _____________________________

       Hans Erik Vestberg